Exhibit 10.35

NLS Pharmaceutics Ltd.

Alter Postplatz 2

CH-6370 Stans

8 January 2021

Addendum Number 4 to Convertible Promissory Note (“Addendum”)

Magnetic Rock Investment AG, a Swiss stock corporation with its registered office at ________________, Switzerland, and company no. CHE-184.662.704 (the “Lender”), granted to NLS Pharmaceutics Ltd. (formerly NLS-1 Pharma AG), a Swiss stock corporation with its registered office at Alter Postplatz 2, 6370 Stans, Switzerland, and company no. CHE-447.067.367 (the “Borrower”), based on the promissory note dated 18 January 2019, as amended on 16 September 2019, in January 2020 and on 3 October 2020 (the “Promissory Note”) the principal sum of CHF 550,000.00 (the “Principal Amount”), together with interest at 10.0% p.a. (the “Interest”) thereon accruing on and from the date of payment until the entire Principal Amount is repaid (the Interest and the Principal Amount hereinafter jointly referred to as the “Loan”). The Interest shall be calculated based on the exact number of days in relation to a year of 360 days (actual/360), compounded annually.

For the sake of clarity, CHF 500,000.00 of the Principle Amount (“Payment A”) was paid to the Borrower on 31 August 2018 (the “Date of Payment A”) and CHF 50,000.00 of the Principle Amount (“Payment B”) was paid to the Borrower on 18 December 2018 (the “Date of Payment B”).

On 12 March 2019 CHF 526,979.84 of the Principal Amount was settled by conversion into equity (the “Conversion Amount”), whereas the Lender received eight (8) registered shares at an issue price of CHF 65,872.48 (the “Conversion”). The Conversion Amount consists of the full amount of Payment B and of CHF 476,979.84 from Payment A. As a result of the Conversion, an outstanding amount of CHF 23,020.16 with regard to Payment A (the “Open Amount Payment A”) remains open.

The following is a statement of the amended terms and conditions of the Promissory Note:

1 – Extension Maturity Date

According to section 2 of the Promissory Note, the Maturity Date and therefore the repayment of the Loan was agreed to take place no later than 31 December 2020.

According to section 2 of the Promissory Note, the Lender may unilaterally extend the repayment term and set a new Maturity Date.

The Lender hereby extends the Maturity Date of the Loan, replacing the existing Maturity Date, until 31 March 2021 and, thus, the Loan shall be due for repayment no later than 31 March 2021. The Borrower hereby acknowledges and agrees with the extension. References to the Maturity Date in the Promissory Note shall be to 31 March 2021.

2 - Governing Law	This Addendum shall be governed by and construed in accordance with the substantive laws of Switzerland, without reference to principles of conflict of laws or choice of laws.

3 – Jurisdiction

All disputes arising out of or in connection with this Addendum, including disputes regarding its conclusion, validity, binding effect, amendment, breach, termination or rescission shall be subject to the exclusive jurisdiction of the ordinary courts of Stans (NW).

[signature page to follow]

The Lender

Magnetic Rock Investment

/s/ Ronald Hafner
Ronald Hafner
Chairman of the Board of Directors

The Borrower
NLS Pharmaceutics Ltd.

/s/ Alexander Zwyer	/s/ Ronald Hafner
Alexander Zwyer	Ronald Hafner
Chief Executive Officer	Chairman of the Board of Directors

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